                                                                    EXHIBIT 99.1
[LOGO OF COMPUSA, INC. APPEARS HERE]


                                         NEWS RELEASE
                                         ------------

FOR IMMEDIATE RELEASE           CONTACT: James E. Skinner
- ---------------------
                                         Executive Vice President and CFO
                                         (214) 982-4000

                                         J. Robert Gary
                                         Vice President - Finance
                                         (214) 982-4000

COMPUSA INC. REPORTS RECORD FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FOR THE
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1996 FISCAL YEAR
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     Dallas, August 14, 1996 -- CompUSA Inc. (NYSE: CPU), America's Largest
Computer Superstore(R) retailer, today announced record earnings for both the fourth quarter and the fiscal year ended June 29, 1996.

     In May 1996, CompUSA acquired PCs Compleat, Inc., a Marlborough, Mass.- based direct reseller of brand-name microcomputers and peripherals, for approximately three million shares of CompUSA common stock. The acquisition is being accounted for as a pooling-of-interests and, as a result, the quarterly and full-year financial statements of CompUSA for both fiscal 1995 and fiscal 1996 have been restated to include the results of operations of PCs Compleat.

     For the fourth quarter of fiscal 1996, net sales increased 38% to $999 million from $724 million for the comparable period ended June 24, 1995. The Company reported net income for the fourth quarter of fiscal 1996 of $11.8 million, or $0.25 per share ($0.32 per share excluding the transaction costs of the PCs Compleat acquisition), compared with net income of $4.7 million, or $0.11 per share, for the fourth quarter of fiscal 1995. Comparable store sales were up 9.8% in the fourth quarter of fiscal 1996 for the 83 stores open one year or more.

     For fiscal 1996, net sales were up 30% to a record $3.83 billion from $2.94 billion for fiscal 1995. The Company reported record net income for fiscal 1996 of $59.7 million, or $1.31 per share ($1.38 per share excluding the transaction costs of the PCs Compleat acquisition), compared with net income of $24.3 million, or $0.60 per share, in fiscal 1995. Comparable store sales were up 12.6% for the twelve months of fiscal 1996 for the 83 stores open one year or more.

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     "Fiscal 1996 was an outstanding year for CompUSA with record sales and earnings," said James F. Halpin, CompUSA president and chief executive officer. "We believe these record results demonstrate the strength of our operating model, and we look forward to continued growth in each of our seven businesses, especially in the direct channel with the addition of PCs Compleat. Our team members are committed to our customers and to the success of CompUSA, and they deserve credit for these excellent financial results."

     CompUSA Inc. is the nation's leading retailer of microcomputers and related products and services. CompUSA currently operates 106 Computer Superstores(SM) in 50 major metropolitan markets throughout the United States and PCs Compleat, Inc., a wholly-owned subsidiary of CompUSA and a leading direct reseller of microcomputers and peripherals. In addition to retail customers, CompUSA's Computer Superstores serve corporate, government and education customers. The Computer Superstores average 27,000 square feet and include technical service departments and classroom training facilities.

     Certain matters discussed in this news release are forward-looking statements involving certain risks and uncertainties including, without limitation, changes in product demand, the availability of products, changes in competition, economic conditions, various inventory risks due to changes in market conditions and other risks detailed in the Company's Securities and Exchange Commission filings and reports.

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                                 COMPUSA INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands, except per share data)


                                        14 WEEKS    13 WEEKS      53 WEEKS         52 WEEKS
                                         ENDED       ENDED         ENDED            ENDED
                                       ---------   ---------   --------------   --------------
                                        JUNE 29,    JUNE 24,      JUNE 29,         JUNE 24,
                                          1996        1995          1996             1995
                                       ---------   ---------   --------------   --------------
Net sales............................   $998,849    $724,361       $3,829,786       $2,935,901
Cost of sales and occupancy costs....    858,578     633,966        3,311,682        2,573,945
                                        --------    --------       ----------       ----------
         Gross profit................    140,271      90,395          518,104          361,956

Store operating expenses.............     90,545      67,695          328,344          263,654
Pre-opening expenses.................      2,318         552            5,466            2,454
General and administrative expenses..     22,021      13,968           75,488           54,940
PCs Compleat transaction costs.......      3,453          --            3,453               --
                                        --------    --------       ----------       ----------
         Operating income............     21,934       8,180          105,353           40,908

Other expense (income):
    Interest expense.................      3,111       3,096           12,487           12,015
    Other income, net................     (2,645)       (923)          (6,983)          (2,409)
                                        --------    --------       ----------       ----------
                                             466       2,173            5,504            9,606
                                        --------    --------       ----------       ----------
         Income before
               income taxes..........     21,468       6,007           99,849           31,302
Income tax expense...................      9,691       1,312           40,184            6,963
                                        --------    --------       ----------       ----------

         Net income..................   $ 11,777    $  4,695       $   59,665       $   24,339
                                        ========    ========       ==========       ==========

Income per common and
    common equivalent share..........   $    .25    $   0.11       $     1.31       $     0.60
                                        ========    ========       ==========       ==========

Weighted average common and
    common equivalent shares.........     47,109      41,762           45,610           40,868
                                        ========    ========       ==========       ==========

Additional Information
- ----------------------
Income per common and
           common equivalent share
           excluding PCs Compleat       $    .32    $   0.11       $     1.38       $     0.60
           transaction costs.........   ========    ========       ==========       ==========

                                 COMPUSA INC.

                          CONSOLIDATED BALANCE SHEETS
                                (in thousands)


                                    JUNE 29,   JUNE 24,
                                      1996       1995
                                    --------   --------
               ASSETS
Current assets:
 Cash and cash equivalents.......   $207,614   $ 96,494
 Accounts receivable, net........    148,109    103,934
 Merchandise inventories.........    398,840    312,202
 Prepaid expenses and other......     15,670     14,506
                                    --------   --------
   Total current assets..........    770,233    527,136
Property and equipment, net......    131,184    106,290
Other assets.....................      7,920      7,903
                                    --------   --------
                                    $909,337   $641,329
                                    ========   ========
          LIABILITIES AND
        STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable................   $377,774   $282,885
 Accrued liabilities.............     86,560     54,123
                                    --------   --------
   Total current liabilities.....    464,334    337,008

Long-term debt...................    119,098    117,617
Total stockholders' equity.......    325,905    186,704
                                    --------   --------
                                    $909,337   $641,329
                                    ========   ========